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                                                                     EXHIBIT 4.5

                              SECOND AMENDMENT TO
                           CREDIT FACILITY AGREEMENT,
                                 PROMISSORY NOTE
                                       AND
                            NON-TRANSFERABLE WARRANT


        Reference is made to (1) that certain Credit Facility Agreement, dated as of December 21, 1999, as amended April 30, 2000, by and between OMNIS TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and ASTORIA CAPITAL PARTNERS, L.P., a California limited partnership (the "Lender"), a copy of which is attached hereto as Exhibit A (the "Facility Agreement"), (2) that certain Promissory Note dated December 21, 1999 issued by the Company in connection with the Facility Agreement, a copy of which is attached hereto as Exhibit B (the "Promissory Note") and (3) that certain Non-Transferable Warrant dated December 21, 1999 as amended April 30, 2000 issued by the Company to Lender in connection with the Facility Agreement, a copy of which is attached hereto as Exhibit C (the "Warrant").

                                    RECITALS

        WHEREAS, the Company and Lender desire to further amend the terms of the Facility Agreement, the Warrant and the Promissory Note by this second amendment (the "Amendment") to provide for the exercise of the Warrant and the cancellation of the Promissory Note immediately prior to and to facilitate the closing of the merger of Raining Merger Subsidiary, Inc. with and into PickAx, Inc. in exchange for common stock of the Company pursuant to that certain Agreement and Plan of Merger, dated August 23, 2000 by and among the Company, Raining Merger Subsidiary, Inc., PickAx, Inc. and Gilbert Figueroa as the named stockholder of PickAx, Inc. ("Merger Transaction").

                                    AGREEMENT

        NOW THEREFORE, in consideration of the reliance of Omnis hereon in connection with the Merger Transaction and for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

        1. The first sentence of Section 1.3 of the Facility Agreement, entitled "Availability Period", shall be and is amended in its entirety to read as follows:

        "The 'Availability Period' of the line of credit commences on the Effective Date and expires on May 31, 2000, unless there is a Change of Control (as defined below), and the 'Maturity Date' of the line of credit and the Note shall be November 30, 2000."

        2. The second sentence of Section 2.1 of the Warrant, entitled "Qualifying Offerings", shall be and is amended in its entirety to read as follows:



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        "The term, 'Qualifying Offering' shall mean (i) the offer and sale by the Company of any equity securities of the Company, or securities convertible into equity securities ('Reference Securities'), in one transaction or a series of transactions with aggregate net proceeds of at least $1,000,000 consummated on or before the Expiration Date, excluding any securities issued pursuant to any of the Company's stock incentive plans for the benefit of employees, officers, directors or agents or securities issued upon exercise or conversion of any such securities, or (ii) the merger of Raining Merger Subsidiary, Inc. with and into PickAx, Inc. in exchange for common stock of the Company pursuant to that certain Agreement and Plan of Merger, dated August 23, 2000 by and among the Company, Raining Merger Subsidiary, Inc., PickAx, Inc. and Gilbert Figueroa as the named stockholder of PickAx, Inc. ('Merger Transaction'), with the right to exercise this Warrant immediately prior to the Closing of the Merger Transaction."

        3. The first sentence of Section 2.3 of the Warrant, entitled "Exercise of this Warrant", shall be and is amended in its entirety to read as follows:

        "Subject to the following sentence, in each Qualifying Offering, the Holder may, through exercise of all or part of this Warrant, purchase the number of Warrant Securities offered in connection therewith in an amount up to the amount of the Commitment specified in the Credit Facility Agreement, plus all accrued and unpaid interest thereon, whether or not the Company has actually borrowed the full amount and regardless of whether any amounts actually borrowed have been paid in full or remain outstanding (the 'Commitment Amount'), divided by the price per share of the Warrant Securities issued in such offering; provided, that in the event this Warrant is exercised in connection with the Merger Transaction, the exercise price per share for this Warrant shall be the 'Omnis Per Share Price' as provided in Section 2.4 hereof."

        4. Section 2.4 of the Warrant, entitled "Exercise Price", shall be and is amended in its entirety to read as follows:

        "EXERCISE PRICE. Upon exercise of this Warrant, in whole or in part, and subject to the limitations on the number of Warrant Securities issuable hereunder set forth above, the Holder shall pay to the Company an exercise price equal to the price per Warrant Security in the applicable Qualifying Offering times the number of shares to be issued upon exercise hereof (the 'Exercise Price'). Notwithstanding any of the foregoing to the contrary, in the event this Warrant is exercised in connection with the Merger Transaction, the Exercise Price per share for this Warrant shall be $5.00 (the 'Omnis Per Share Price'). The Exercise Price shall be paid in cash, provided however that the Holder may elect to cancel any outstanding debt and/or accrued interest, including the Note, as payment of the Exercise Price; and provided further that Holder shall



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        elect to cancel and terminate the Note and all principal and accrued interest thereon in exercise of this Warrant if this Warrant is exercised in connection with the Merger Transaction. In the case of any non-Merger Transaction, the Holder may also exchange other securities of the Company held at the market price thereof in payment of the Exercise Price."

        5. This Amendment is hereby attached to and made a part of the Facility Agreement, Promissory Note and Warrant. All references to the "Credit Facility Agreement" in the Promissory Note or the Warrant and all references to the "Warrant" in the Facility Agreement or the Promissory Note shall be deemed to refer to the Facility Agreement or Warrant, as the case may be, as amended by this Amendment.

        6. The terms of this Amendment shall prevail over any conflicting provisions of the Facility Agreement, Promissory Note or Warrant, but each of such instruments shall otherwise be constituted and interpreted together with this Amendment as a single integrated agreement. As amended hereby the Facility Agreement, Promissory Note and Warrant each remains in full force and effect.


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        IN WITNESS THEREOF, the parties have executed this Amendment as of
August 31, 2000.



COMPANY: RAINING DATA CORPORATION F/K/A OMNIS TECHNOLOGY CORPORATION, a Delaware corporation


                                            By: /s/ Bryce J. Burns
                                               ---------------------------------
                                            Name: Bryce J. Burns
                                            Title: Chairman

                                               981 Industrial Way
                                               San Carlos, California 94070-4117
                                               Fax Number: 650-632-7130


LENDER:                                     ASTORIA CAPITAL PARTNERS, L.P.,
                                            a California limited partnership

                                            By: Astoria Capital Management, Inc.
                                                Its General Partner


                                            By: /s/ Richard W. Koe
                                               ---------------------------------
                                               Richard Koe
                                               President, Astoria Capital
                                               Management, Inc.

                                               6600 92nd Avenue S.W., Suite 370
                                               Portland, Oregon 97223
                                               Fax Number: (503) 244-3801



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